Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Southern First Bancshares, Inc. (the "company"), each certify that, to his knowledge on the date of this certification:

1.	The annual report of the company for the period ended December 31, 2009 as filed with the Securities and Exchange Commission on March 2, 2010, and amended on Form 10-K/A on this date (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the company.

Date: March 9, 2010	By:	/s/R. Arthur Seaver, Jr.
R. Arthur Seaver, Jr.
Chief Executive Officer

Date: March 9, 2010	By:	/s/James M. Austin, III
James M. Austin, III
Chief Financial Officer